Exhibit 10.66

VISHAY INTERTECHNOLOGY, INC. 2023 LONG-TERM INCENTIVE PLAN
NOTICE OF GRANT OF PHANTOM STOCK UNITS AND
AWARD AGREEMENT
Vishay Intertechnology, Inc., a Delaware corporation, pursuant to its 2023 Long-Term Incentive Plan, hereby grants to the individual listed below (the “Participant”) this award of Phantom Stock Units.  The Phantom Stock Units described in this Notice of Grant of Phantom Stock Units (the “Notice”) are subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Notice and the Agreement will have the meanings defined in the Plan.
Participant:
Grant Date:
Total Number of Phantom Stock Units:
Vesting Conditions:	Subject to the continued service of the Participant through the applicable vesting date, the Phantom Stock Units shall vest as follows:

By signing below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

VISHAY INTERTECHNOLOGY, INC.
Sign: _______________________________
Name: ______________________________
Title: _______________________________
Date: _______________________________
PARTICIPANT
Sign: _______________________________
Name: ______________________________
Date: _______________________________

EXHIBIT A
TO NOTICE OF GRANT OF PHANTOM STOCK UNITS
AWARD AGREEMENT
UNDER THE
VISHAY INTERTECHNOLOGY, INC. 2023 LONG-TERM INCENTIVE PLAN
1. Award of Phantom Stock Units.  Effective as of the Grant Date set forth in the Notice, the Company has granted to the Participant the number of Phantom Stock Units set forth in the Notice (this “Award”), subject to the restrictions and on the terms and conditions set forth in the Notice, the Plan and this Agreement. Each Phantom Stock Unit represents the right to receive one Share at the times and subject to the conditions set forth herein.
2. Vesting of Phantom Stock Units.
(a) Subject to the continued service of the Participant with the Company through the relevant vesting date(s) or event(s), the Phantom Stock Units will become vested in such amounts and at such times as set forth in the Notice.
(b) Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).
(c) Upon the cessation of the Participant’s service with the Company for any reason, any then unvested Phantom Stock Units subject hereto (determined after giving effect to any acceleration of vesting occurring upon such termination, whether occurring pursuant to the Participant’s employment agreement, in the discretion of the Committee or otherwise) will be forfeited automatically.
3. Settlement of Phantom Stock Units.
(a) Subject to the requirements of the Plan and this Agreement, one Share will be issued with respect to each vested Phantom Stock Unit subject hereto within 30 days following the earlier of (i) the Participant’s “separation of service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor regulation, and (ii) a Change in Control that constitutes a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor regulation.
(b) The Participant shall not have any rights of a stockholder of the Company with respect to the Shares underlying the Phantom Stock Units until such Shares are issued pursuant to Section 3(a) hereof. However, if the Company declares and pays a cash dividend or distribution with respect to its Shares, the Phantom Stock Units then outstanding hereunder will be increased by a number of additional Phantom Stock Units determined by dividing (A) the total dividend or distribution that would be payable with respect to a number of Shares equal to the number of Phantom Stock Units outstanding hereunder on the dividend or distribution record date, divided by (B) the Fair Market Value on the date the dividend or distribution is paid. Any additional Phantom Stock Units credited under this paragraph will be subject to the same terms and conditions (including the same vesting and delivery schedule) as the Phantom Stock Units giving rise to the crediting of such additional Phantom Stock Units.
(c) Notwithstanding any other provision of this Agreement to the contrary:
(i)
no Shares will be delivered in connection with the Award, unless and until the Participant has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). If the delivery of Shares in connection with the Award is delayed pursuant to the preceding sentence, the delivery shall occur on the first day that the Participant has complied with all applicable provisions of the HSR Act; provided, however, that if the Participant has not complied with all applicable provisions of the HSR Act by the last day of the calendar year in which such Shares are otherwise deliverable, such Shares and all rights of the Participant under this Agreement will be immediately and automatically forfeited;

(ii)
to the extent compliance with the requirements of Treas. Reg. §1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code, any issuance of Shares hereunder that would otherwise be made upon the Participant’s separation from service will be deferred and delivered to the Participant immediately after the six-month period following that separation from service (or if sooner, immediately after the Participant’s death);

(iii)
to the extent provided in Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of Phantom Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law; and

(iv)
the Company may unilaterally accelerate payment hereunder in connection with a termination of this arrangement conducted in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix).

4. Non-Transferability of Phantom Stock Units.  The Phantom Stock Units are subject to restrictions on transfer as set forth in Section 20 of the Plan.
5. Section 409A.  The Award is intended to comply with Section 409A of the Code and should be interpreted accordingly.  Nonetheless, the Company does not guarantee the tax treatment of the Award.
6. No Continuation of Service.  Neither the Plan nor this Agreement will confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without Cause.
7. The Plan.  The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Award subject to the terms and provisions of the Plan. Pursuant to the Plan, the Committee is authorized to interpret the Plan, and to prescribe administrative rules, guidelines and practices governing the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Notice or this Agreement.
8. Clawback Provisions. In consideration for the grant of the Award, the Participant agrees to be subject to (i) any applicable compensation, clawback, recoupment or similar policies of the Company or its Affiliates in effect from time to time, whether adopted before or after the Grant Date, and (ii) such other clawback rules as may be required by Applicable Law ((i) and (ii) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited to amounts payable in connection with the Award.
9. Other Company Policies.  The Participant agrees, in consideration for the grant of the Award, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading and hedging or pledging of securities that may be in effect from time to time.
10. Entire Agreement.  The Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.
11. Acknowledgment of Non-Reliance.  Except for those representations and warranties expressly set forth in this Agreement, the Participant hereby disclaims reliance on any and all representations, warranties, or statements of any nature or kind, express or implied, including, but not limited to, the accuracy or completeness of such representations, warranties, or statements.
12. Amendment.  This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without the Participant’s consent, if the amendment does not materially impair the Participant’s rights hereunder.
13. Choice of Law.  This Agreement, the interpretation and enforcement thereof and all claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the State of Delaware.
14. Forum Selection.  All actions and proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, shall be heard and determined solely and exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, any such actions or proceedings shall be heard and determined in any state or federal court within the State of Delaware).
15. Waiver of Jury Trial.  Each party hereby waives its right to a jury trial of any and all claims or cause of actions based upon or arising out of this Agreement or the transactions contemplated by this Agreement.  Each party hereby acknowledges and agrees that the waiver contained in this Section 15 is made knowingly and voluntarily.
16. Headings.  The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.
17. Tax Withholding.  The Participant acknowledges that the issuance of Shares hereunder will give rise to taxable income which may be subject to required withholding. In accordance with Section 21 of the Plan, the obligations of the Company hereunder are conditioned on the Participant timely paying, or otherwise making arrangements satisfactory to the Company regarding the timely satisfaction of, any such required withholding.
18. Electronic Delivery of Documents.  The Participant authorizes the Company and its Affiliates to deliver electronically any prospectuses or other documentation related to the Phantom Stock Units and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, periodic reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
19. Further Assurances.  The Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company to implement the provisions and purposes of this Agreement and the Plan.

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